UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 25, 2016

CREDIT ONE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-50320	59-3641205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Wall Street, Suite 818, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

(212) 809-1200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 22, 2016, Dicky Cheung resigned from his position as President, CEO, CFO, Secretary and Director of Credit One Financial, Inc. (the “Company”) and its wholly-owned subsidiary CEM International Limited, to pursue other opportunities. The resignation is effective on August 25, 2016.

Mr. Cheung’s decision to resign did not involve any disagreement on any matter relating to the Company’s operations, policies or practices.

On August 25, 2016, the Board of Directors of the Company appointed Liang Huang to serve as the Company’s President, CEO, CFO, Secretary and Director, effective August 25, 2016.

Mr. Huang, age 59, will bring significant business experience and skills to the Company.  Since 2011 to present, Mr. Cheung has been served as Executive Director of Gain Time Management Limited, a privately held company.

There are no arrangements or understandings between Mr. Huang and any other person pursuant to which he was appointed to the positions described above.  There are no family relationships between Mr. Huang and any director or executive officer of the Company.  Except Mr. Huang beneficially owns approximately 26.37% of the Company’s common stock, he is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ONE FINANCIAL, INC.

/s/ Liang Huang
Liang Huang
President & CEO

Date: August 25, 2016